Exhibit 99.1

DigitalBridge and ArcLight Announce Strategic Combination to Form a Leading Alternative Asset Manager at the Convergence of Power, AI, and Digital Infrastructure

ArcLight Will Continue to Operate as a Distinct Business Within DigitalBridge Group Following the Completion of SoftBank Group’s Pending Acquisition of DigitalBridge Group

BOCA RATON, Fla. and BOSTON - May 27, 2026 — DigitalBridge Group, Inc. (NYSE: DBRG) (“DigitalBridge”), a leading global alternative asset manager dedicated to digital infrastructure, today announced that it has entered into a definitive agreement to acquire ArcLight Capital Partners, LLC (“ArcLight”), one of North America's leading specialist investors in power and electric infrastructure, for a total transaction value of up to $1.05 billion. The consideration includes a base purchase price of $650 million, plus up to an additional $400 million of contingent consideration. The combination forms a leading alternative asset manager at the convergence of power, AI, and digital infrastructure, bringing together two specialist platforms with combined assets representing more than $150 billion.

Since ArcLight’s founding in 2001, ArcLight has owned, controlled, or operated over 70 GW of generation assets and 48,000 miles of electric and gas transmission and storage infrastructure, representing more than $90 billion of enterprise value. The firm operates one of the largest private power generation portfolios and development pipelines in North America, supported by an integrated platform of strategic, technical, operational, and commercial specialists, including an 85-person power development organization with a pipeline exceeding 15 GW.

The transaction is conditioned upon completion of the previously announced acquisition of DigitalBridge by an affiliate of SoftBank Group Corp. (the “SoftBank Acquisition”) and will not alter or affect the terms of or consideration payable under the SoftBank Acquisition.

With SoftBank Group’s leadership across the global technology and AI landscape, the transaction will bring together two leading investment managers in the digital infrastructure and power infrastructure sectors - forming a platform with the scale, development capabilities, and relationships - to invest behind growing demand for compute, connectivity, and power. The combination is expected to enable new investment solutions that draw on the specialist expertise of both firms to mobilize capital for future power and digital infrastructure development across North American and global markets.

“Digital infrastructure is a specialist business, and ArcLight has operated with that same philosophy in power infrastructure for more than two decades, building deep expertise across power, renewables, batteries, transmission, and midstream infrastructure,” said Marc Ganzi, Chief Executive Officer of DigitalBridge. “The shared conviction that specialization creates durable advantages is foundational to this combination and expands what we can deliver for our limited partners and customers. AI is rewiring the global power equation, accelerating investment across generation, transmission, and behind-the-meter infrastructure. We believe the firms best positioned for this next phase of growth will be those that are able to underwrite both digital and energy infrastructure with equal depth and credibility. Together, DigitalBridge and ArcLight will help create a scaled infrastructure platform positioned for that convergence. We are privileged to welcome Daniel Revers, Angelo Acconcia, Jake Erhard, and the broader ArcLight team to DigitalBridge as we continue building differentiated infrastructure capabilities together.”

“I founded ArcLight in 2001, as one of the first dedicated power infrastructure investment platforms, and more than two decades later we are taking another significant step toward building a platform for the growing convergence of power, AI, and digital infrastructure,” said Mr. Revers, Founder of ArcLight. “As demand for compute, connectivity, and electrification continues to accelerate, we believe the next phase of infrastructure investing will increasingly require integrated expertise across both power and digital infrastructure. This combination builds on ArcLight’s strong foundation and creates new opportunities for our investors, customers, and partners, while preserving the independence, discipline, and long-term focus that has defined our business since inception. By combining ArcLight’s deep experience across power infrastructure with DigitalBridge’s global digital infrastructure platform and longstanding relationships across the hyperscale ecosystem, and SoftBank Group’s broader technology and AI leadership, we believe the combined platform will be well positioned to support the next generation of infrastructure development.”

“Meeting the power demands of AI infrastructure, reshoring, and electrification is a generational opportunity. Power has become the critical bottleneck for digital infrastructure buildout, and solving it takes expertise and dedicated people,” said Mr. Acconcia, Managing Partner of ArcLight. “We’ve built 25 years of technical knowledge, regulatory relationships, and operational depth in electrification infrastructure. Over the past five years alone, we have significantly expanded our team, resources, and capabilities to create an integrated platform to meet this need at scale. ArcLight looks forward to building on this momentum in partnership with DigitalBridge as we execute on an integrated approach to powering the digital economy.”

ArcLight will operate as a separately managed business as part of the DigitalBridge platform. ArcLight will maintain continuity in its investment processes consistent with its long-standing commitments to limited partners, including its focus on targeting attractive risk-adjusted returns and DPI, disciplined risk management, and partnership-based approach, which will remain intact.

Upon completion of the transaction, and as part of the ArcLight team’s long-term commitment to the continued growth of the platform, Mr. Revers will serve as Vice Chairman of DigitalBridge. Mr. Acconcia will serve as Managing Partner of ArcLight, continuing his day-to-day leadership of the firm. Mr. Erhard, currently a Partner at ArcLight, will become Senior Partner.

Transaction Details

The transaction is subject to customary closing conditions, including required regulatory approvals, requisite limited partner consents, and the completion of the SoftBank Acquisition. The merger agreement will be filed with the SEC.

Barclays is acting as financial advisor and sole committed financing provider to DigitalBridge. Simpson Thacher & Bartlett LLP is serving as legal counsel to DigitalBridge, along with Morgan, Lewis, & Bockius as regulatory counsel. Morgan Stanley & Co. LLC is serving as financial advisor, and Kirkland & Ellis LLP is serving as legal counsel to ArcLight. Sullivan & Cromwell LLP is serving as legal counsel to SoftBank Group, along with Morrison & Foerster LLP and Covington & Burlington LLP as regulatory counsel.

About DigitalBridge Group, Inc.

DigitalBridge (NYSE: DBRG) is a leading global alternative asset manager dedicated to investing in digital infrastructure. With a heritage of more than 30 years investing in and operating businesses across the digital ecosystem, including cell towers, data centers, fiber, small cells, and edge infrastructure, DigitalBridge manages infrastructure assets on behalf of its limited partners and shareholders. The firm is headquartered in Boca Raton, Florida, with offices across North America, Europe, the Middle East, and Asia. References to "DigitalBridge" herein refers to DigitalBridge Group, Inc. and/or its managed investment vehicles, as the context requires. For more information, visit www.digitalbridge.com.

About ArcLight Capital Partners

ArcLight is a leading infrastructure investor which has been investing in critical electrification infrastructure since its founding in 2001. ArcLight has owned, controlled or operated over 70 GW of assets and 48,000 miles of electric and gas transmission and storage infrastructure representing more than $90 billion of enterprise value. ArcLight has a long and proven history of value-added investing across its core investment sectors including power, hydro, solar, wind, battery storage, electric transmission, natural gas transmission, storage infrastructure and digital power to support the growing need for power, reliability, security, and sustainability. ArcLight's team employs an operationally intensive investment approach that benefits from its dedicated in-house strategic, technical, operational, and commercial specialists, as well as the firm's ~2,000-person asset management partner. References to "ArcLight" herein refers to ArcLight Capital Partners, LLC and/or its managed investment vehicles, as the context requires. For more information, please visit www.arclight.com.

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act, and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements, including but not limited in respect of any targeted returns, contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) uncertainties as to the timing of the ArcLight transaction and the SoftBank Group transaction; (ii) the risk that the ArcLight transaction and/or the SoftBank Group transaction may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the ArcLight transaction and/or the SoftBank Group transaction; (iv) the possibility that any or all of the various conditions to the consummation of the ArcLight transaction and/or SoftBank Group transaction may not be satisfied, in a timely manner or at all, or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the ArcLight merger agreement and/or the SoftBank Group merger agreement, including in circumstances which would require DigitalBridge to pay a termination fee; (vi) the effect of the announcement or pendency of the ArcLight transaction and/or the SoftBank Group transaction on DigitalBridge’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) costs relating to the ArcLight transaction and the SoftBank Group transaction (including in respect of the financing of the ArcLight transaction) may be greater than expected; (viii) risks related to diverting management’s attention from DigitalBridge’s ongoing business operations; (ix) the risk that litigation in connection with the ArcLight transaction, the SoftBank Group transaction or the outcome of any other legal proceedings that may be instituted against DigitalBridge, ArcLight, SoftBank Group and/or others relating to the ArcLight transaction and/or the SoftBank Group transaction may result in significant costs of defense, indemnification and liability; (x) certain restrictions during the pendency of the SoftBank Group transaction that may impact DigitalBridge’s ability to pursue certain business opportunities or strategic transactions; (xi) risks that the benefits of the ArcLight transaction and/or the SoftBank Group transaction are not realized when and as expected; (xii) the risk that DigitalBridge’s, SoftBank Group’s and/or ArcLight’s businesses will be adversely impacted during the pendency of the acquisitions; (xiii) legislative, regulatory and economic developments; and (xiv) (A) the risk factors described in Part I, Item 1A of Risk Factors in DigitalBridge’s Annual Report on Form 10-K for the year ended December 31, 2025 and (B) the other risk factors identified from time to time in DigitalBridge’s and/or ArcLight’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov and/or on DigitalBridge’s website. These forward-looking statements speak only as of the date of this press release. Neither DigitalBridge nor ArcLight undertakes any obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, except as otherwise required by law.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures DigitalBridge makes concerning risks in Part I, Item 1A. “Risk Factors” and in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in DigitalBridge’s Annual Report on Form 10-K for the year ended December 31, 2025. Readers of this press release should also read our other periodic filings made with the SEC and other publicly filed documents for further discussion regarding such factors.

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Media Contacts:

DigitalBridge

Joele Frank, Wilkinson Brimmer Katcher
Erik Carlson / Alexander Wolfsohn
(212) 355-4449

dbrg-jf@joelefrank.com

Arclight Capital Partners

Stanton

Charlyn Lusk / Josh Greenwald

clusk@stantonprm.com / jgreenwald@stantonprm.com

(646) 502-3549 / (646) 504-7306